EXHIBIT 99.1


     RADIAL ENERGY ANNOUNCES APPOINTMENT OF OMAR HAYES AS DIRECTOR AND COO


BELLINGHAM, WA May 25, 2006/MARKETWIRE/ -- Radial Energy Inc. (OTCBB: RENG) (the "Company") is pleased to announce the appointment, effective June 1, 2006, of Mr. Omar Hayes to the board and in the capacity of Chief Operating Officer of the Company.

Mr. Hayes is an experienced oil and gas veteran having built his career in Latin America by providing his considerable project expertise to an assembly of established and respected organizations.

He was Project Manager for over five years with Transredes S.A. during a period of rapid expansion, primarily with the company's gas transmission and distribution projects. He then proceeded to work for GasTransBoliviano S. A. overseeing projects developed during a chapter of the company's transition and growth of both services and facilities. He transitioned into the role of Gas System Operations Manager with a Shell/Enron joint venture under the combined efforts of both his previous employers, and in 2005 he returned to GasTransBoliviano as Vice President of Operations.

Mr. Hayes received his Master of Science in Mechanical Engineering as part of a Fulbright Scholarship to Michigan State University in 1997. He also received a Master in Business Administration at the Universidad Catolica Boliviana in 2000, and a BS in Mechanical Engineering from the Universidad Mayor Real y Pontificia de San Francisco Xavier de Chuquisaca in 1989. He has attended many executive level programs at several important Universities including the Oxford Princeton Programme (UK), Harvard Business School and Stanford University.

Company President Leigh Lyons stated, "Mr. Hayes is the quintessential operations expert. He has started, taken over and completed many incredibly complex and difficult projects, often under tremendous stakeholder pressure and trying political circumstances, and he has consistently completed them on time and on budget. His experience as an executive and manager in charge of hundreds of employees and multiple assets makes him an ideal fit for Radial, and helps ensure that as the Company grows, we will be able to do so seamlessly. We are very excited to have him on our management and governance team."

ABOUT THE COMPANY

Radial Energy identifies, acquires and develops low risk oil and natural gas exploration and development opportunities throughout the Western Hemisphere. The Company is currently focusing these efforts in Peru and Colombia as these countries represent regional first tier competitive business prospects with tremendous investment incentives for oil and gas companies. Management has analyzed the business climate and determined that factors such as lower production taxes and government takes alongside extensively improved civil and social conditions provide for significant opportunities with limited risk. The Company remains flexible and will pursue opportunities as they arise in other stable, foreign investment-friendly countries both regionally and elsewhere in the Americas.

The Company's primary focus is on identifying previously drilled but subsequently abandoned exploratory wells that encountered and/or tested live oil or natural gas indicating the presence of marketable hydrocarbons, reservoir and trap. If, after careful study, it is determined that low-risk potential for profitable field development exists, the Company acquires a working interest in the project, dealing either with the current concession holders or the local government. The Company's first investment, the Huaya Anticline, Block 100, Peru project is an excellent example of the results of this strategy.

The Company plans to become the operator of record in the majority of its future projects. Management intends to participate in new exploration prospects and old field development opportunities if such investments fit the economic criteria established by the Company.


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FORWARD-LOOKING STATEMENTS:

Except for statements of historical fact, the information presented herein may contain forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Radial Energy Inc. has little or no control.

ON BEHALF OF THE BOARD

Radial Energy Inc.

______________________

G. Leigh Lyons, President

Investor Relations Contact: J & J Investor Relations Inc. 1-888-795-2874

Visit our website at www.radialenergyinc.com